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                             PLATINUM ENTERTAINMENT, INC.

                         STOCK AND WARRANT PURCHASE AGREEMENT



     This Stock and Warrant Purchase Agreement (this "Agreement"), dated December 12, 1997, is between PLATINUM ENTERTAINMENT, INC., a Delaware corporation (the "Corporation"), and the persons and entities named on Schedule 1 attached hereto (the "Purchasers").

                                       RECITALS

     A. The Corporation has entered into an Investment Agreement, dated as of October 12, 1997 (as amended by amendments dated October 26, 1997, October 30, 1997 and November 26, 1997, by and between the Corporation, MAC Music LLC and SK-Palladin Partners, LP (the "Investment Agreement").

     B. The closing of the transactions contemplated by this Agreement is a condition precedent to the obligation of the Investment Agreement purchasers to consummate the transactions contemplated by the Investment Agreement.

     C. The Purchasers desire to purchase from the Corporation, and the Corporation desires to issue and sell to the Purchasers in the aggregate, (x) 2,500 shares of Series C Convertible Preferred Stock of the Corporation, par value $.001 per share (the "Series C Shares"), and (y) warrants (the "Warrants") to purchase 450,000 shares of Common Stock of the Corporation, par value $.001 per share (the "Common Stock"), for an aggregate purchase price of $2,500,000, all upon the terms and subject to the conditions set forth herein.

                                      AGREEMENTS

     In consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

     In addition to terms defined elsewhere in this Agreement, as used in this
Agreement:

     "Closing" means the closing of the sale and purchase of the Series C Shares and Warrants pursuant to this Agreement.

     "Commission" means the Securities and Exchange Commission.

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     "Person" means a natural person, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity or a governmental entity or any department, agency or political subdivision thereof.

     "Securities Act" means the Securities Act of 1933, as amended.

                                      ARTICLE II

                       AUTHORIZATION AND SALE OF COMMON SHARES

     2.1 AUTHORIZATION. The Corporation will, prior to the Closing, authorize the issuance and sale to the Purchasers of the Series C Shares and Warrants.

     2.2 SALE OF SERIES C SHARES AND WARRANTS TO THE PURCHASERS. Upon the terms and subject to the conditions herein set forth and in reliance upon the representations and warranties set forth herein, the Corporation agrees to sell to each Purchaser, free and clear of any liens, claims, charges and encumbrances whatsoever (except for any created by or through the Purchasers), and each Purchaser agrees to purchase from the Corporation, at the Closing, the number of Series C Shares and Warrants for the number of shares of Common Stock set forth opposite each such Purchaser's name on Schedule 1 attached hereto, for the aggregate purchase price set forth opposite each such Purchaser's name on
Schedule 1 attached hereto.

                                     ARTICLE III

                                  CLOSING; DELIVERY

     3.1 CLOSING. The Closing will be held at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Chicago, Illinois, on December 12, 1997, at 10:00 a.m., or at such other time, date and place as may be agreed to by the Corporation and the Purchasers.

     3.2 DELIVERY. At the Closing, the Corporation will deliver to each Purchaser a certificate for such Purchaser's Series C Shares and a Warrant for the appropriate number of shares of Common Stock, each duly executed and registered in the name of such Purchaser, against payment by such Purchaser of the aggregate purchase price therefore by wire transfer to an account designated by the Corporation.

                                      ARTICLE IV

                       CONDITIONS TO CLOSING BY THE PURCHASERS

     The obligation of the Purchasers to purchase the Series C Shares and Warrants at the Closing is subject to the fulfillment by the Corporation of all covenants and agreements contained in this Agreement to be performed or complied with by the Corporation at or prior to the Closing.

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                                      ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

     The Corporation hereby represents and warrants to the Purchasers on the date hereof and as of the date of the Closing as follows:

     5.1 ORGANIZATION AND STANDING. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2 CORPORATE POWER. The Corporation has the requisite corporate power to own all the properties owned by it and to conduct its business as presently being and as proposed to be conducted by it. The Corporation has all requisite corporate power to enter into this Agreement, to issue and sell the Series C Shares and Warrants and to carry out and perform its obligations under the terms of this Agreement.

     5.3 AUTHORIZATION. All corporate action on the part of the Corporation, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Corporation of this Agreement, and the consummation of the transactions contemplated hereby, and for the authorization, issuance, sale and delivery of the Series C Shares and Warrants, has been taken.

     5.4 ENFORCEABILITY. This Agreement constitutes the legal, valid and binding obligation of the Corporation, enforceable against it in accordance with their terms, subject to any applicable bankruptcy, reorganization, insolvency, moratorium, or other laws or equitable principles affecting the enforcement of creditors' rights generally.

     5.5 VALIDITY OF SECURITIES. The Series C Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of all liens, charges, claims and encumbrances whatsoever, except for any created by or through the Purchasers. The Warrants, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued, non-assessable and free and clear of all liens, charges, claims and encumbrances whatsoever, except for any created by or through the Purchaser.
The shares of Common Stock to be issued upon conversion of the Series C Shares and exercise of the Warrants have been reserved for issuance and when issued will, assuming payment of the exercise price for the Warrants, be duly authorized, validly issued, fully paid, non-assessable and free and clear of all liens, charges, claims and encumbrances whatsoever, except for any created by or through the Purchasers.

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                                      ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser hereby represents and warrants to the Corporation on the date hereof and as of the date of the Closing as follows:

     6.1 ENFORCEABILITY. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to any applicable bankruptcy, reorganization, insolvency, moratorium, or other laws or equitable principles affecting the enforcement of creditors' rights generally.

     6.2 PURCHASE FOR INVESTMENT. Such Purchaser will acquire the Series C Shares, the Warrants and the shares of Common Stock issuable upon conversion of the Series C Shares and exercise of the Warrants for investment and not with a view to distributing all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act. Such Purchaser acknowledges that neither the Series C Shares, the Warrants nor the shares of Common Stock issuable upon conversion of the Series C Shares and exercise of the Warrants have not been registered under the Securities Act and the Corporation is under no obligation to file a registration statement with the Commission with respect to the such securities.

     6.3 INVESTOR QUALIFICATIONS. Such Purchaser (a) has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of an investment in the Series C Shares and Warrants; (b) is able to bear the complete loss of such Purchaser's investment in the Series C Shares and Warrants; and (c) has had the opportunity to ask questions of, and receive answers from, the Corporation and its management concerning the terms and conditions of the offering of the Series C Shares and Warrants and to obtain additional information. The Purchaser is not relying upon any statements or instruments made or issued by any Person other than the Corporation and its officers in making its decision to invest in the Series C Shares and Warrants.

                                     ARTICLE VII

                             COVENANTS OF THE CORPORATION

     7.1 LEGENDS. Until (i) the securities represented by such certificate are effectively registered under the Securities Act, or (ii) the holder of such securities delivers to the Corporation a written opinion acceptable to the Corporation from legal counsel to such holder to the effect that such legend is no longer necessary under the Securities Act, the Corporation will cause each certificate representing securities issued pursuant to this Agreement or in exchange for or replacement of or as a distribution with respect to such securities to be stamped or otherwise imprinted with a legend in substantially the following form:

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          "The securities represented by this certificate have not
          been registered under the Securities Act of 1933, as amended, and thus may not be transferred unless so registered or unless an exemption from registration is available."

                                     ARTICLE VIII

                                    MISCELLANEOUS

     8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein will survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of the Purchasers or the Corporation.

     8.2 SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

     8.3 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

     8.4 NOTICES. Any notices desired, required or permitted to be given hereunder will be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other address as any party hereto designates by written notice to the Corporation, and will be deemed to have been given upon delivery, if delivered personally, five days after mailing, if mailed, or one business day after delivery to the overnight courier service, if delivered by overnight courier service:

     If to the Corporation, to:

          Platinum Entertainment, Inc.
          2001 Butterfield Road, Suite 1400
          Downers Grove, Illinois 60515
          Attention:  Chief Executive Officer

     If to the Purchasers, to the addresses set forth on the stock record book of the Corporation.

     8.5 GOVERNING LAW. The validity, meaning and effect of this Agreement will be determined in accordance with the internal laws of the State of Illinois applicable to contracts made and to be performed in that state.

     8.6  EXHIBITS.  All exhibits hereto are an integral part of this Agreement.

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     8.7  FINAL AGREEMENT.  This Agreement, together with those documents referred to herein, constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

     8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

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     The parties hereto have executed this Stock and Warrant Purchase Agreement as of the date first set forth above.


                                   PLATINUM ENTERTAINMENT, INC.



                                   By: /s/ Steven Devick
                                      --------------------------------------
                                   Its: President
                                       -------------------------------------



                                   PLATINUM VENTURE PARTNERS I, L.P.



                                   By: /s/ Steven Devick
                                      --------------------------------------
                                   Its: For Platinum Venture Partners, Inc.,
                                        its General Partner
                                       -------------------------------------



                                   PLATINUM VENTURE PARTNERS II, L.P.



                                   By: /s/ Steven Devick
                                      --------------------------------------
                                   Its: For Platinum Venture Partners, Inc.,
                                        its General Partner
                                       -------------------------------------

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                                      SCHEDULE 1

                          NUMBER OF        NUMBER OF
 PURCHASER                SERIES C SHARES  WARRANT SHARES     PURCHASE PRICE

 Platinum Venture         2,500            450,000            $2,500,000
 Partners II, L.P.,
 as nominee